Exhibit 8.2

Skygarden
Erika-Mann-Straße 5
80636 München
Germany
+49 89 21 21 63 0 Main
+49 89 21 21 63 33 Fax
www.dechert.com

FEDERICO G. PAPPALARDO
Sekretariat: Nina Hörberg
federico.pappalardo@dechert.com
+49 (0) 89 21 21 63 11 Direct

21 September, 2020

VIA optronics AG
Sieboldstrasse 18

90411 Nuremberg

Germany

Re: VIA optronics AG

Ladies and Gentlemen,

1.                                      We have acted as special German tax counsel to VIA optronics AG, a German stock corporation organized under the laws of the Federal Republic of Germany (the “Company”), in connection with the registration statement on Form F-1, including the prospectus contained therein (together, as amended through the date hereof, the “Registration Statement”), originally filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”) on 4 September, 2020, in connection with the issuance and sale by the Company of American Depositary Shares evidenced by American depositary receipts (the “ADSs”), which represent ordinary shares of the Company with a notional value of €1.00 per Ordinary Share (the “Ordinary Shares” and together with the ADSs, the “Offered Securities”).

2.                                      In arriving at the opinion expressed below under Section 5, we have examined and relied upon the following documents:

(a)                                 The Registration Statement;

(b)                                 the form of underwriting agreement to be entered into in connection with the issuance and sale by the Company of the Offered Securities to the several underwriters (the “Underwriters”) by and among the Company, the selling shareholders party thereto and Berenberg Capital Markets LLC, for itself and as representative of the several underwriters named therein (the “Underwriting Agreement”), filed as Exhibit 1.1 to the Registration Statement;

(c)                                  the form of deposit agreement (the “Deposit Agreement”), to be entered into by the Company and The Bank of New York Mellon, as Depositary, filed as Exhibit 4.2 to the Registration Statement (the Underwriting Agreement and the Deposit Agreement, collectively, the “Documents”); and

(d)                                 any other documents referred to in the Registration Statement that in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

We have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below under 5.

3.                                      In arriving at the opinion expressed below under Section 5, we have, without independent investigation, assumed the following:

(a)                                 that the respective parties to all Documents and all persons having obligations there under will act in all respects at all relevant times in conformity with the requirements and provisions of the Documents; and

(b)                                 no person will conduct any activities on behalf of the Company other than as contemplated by the Documents.

4.                                      In relation to the opinion expressed below under Section 5, the following qualifications apply:

(a)                                 The opinion is based on German tax law (including generally published (i) decisions by German tax courts and (ii) interpretation circulars issued by German tax authorities) as in effect on the date hereof.

(b)                                 The opinion may be affected by amendments to the tax law or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof, which might be enacted or applied with retroactive effect. We express no opinion herein other than as to the tax law of the Federal Republic of Germany as in effect on the date hereof.

5.                                      Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein and in the Registration Statement, the discussions set forth under the heading “Taxation” in the subsections “German Taxation,” “German Inheritance and Gift Tax (Erbschaft- und Schenkungsteuer)” and “Other German Taxes,” to the extent that they contain statements of law or legal conclusions, represent our opinion with respect to and limited to the matters referred to therein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and further consent to the use of our opinion under the heading “Taxation” in the Registration Statement. We also consent to the references to our firm under the headings “Taxation” and “Legal Matters” in the Registration Statement.

In giving these consents, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules.

6.                                      This opinion is addressed to and solely for the benefit of the Company and is not intended to create third party rights pursuant to Section 328 of the German Civil Code (Bürgerliches Gesetzbuch) (Vertrag zu Gunsten Dritter or Vertrag mit Schutzwirkung zu Gunsten Dritter)

and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of U.S. federal securities law.

7.                                      This opinion is to be governed by and construed in accordance with German law as of the date hereof and the competent courts of Munich, Germany, shall have exclusive jurisdiction in connection with any disputes arising hereunder or in relation hereto.

Best regards,
/s/ Dechert LLP

Federico Pappalardo
Rechtsanwalt
Partner